LIBERTY FINANCIAL COMPANIES, INC

                                PROMISSORY NOTE

$99,000,000.00                                                     April 3, 1995

Liberty Financial Companies, Inc. (the "Borrower"), for value received, promises to pay to the order of Liberty Mutual Capital Corporation (Boston) (the "Lender") the principal sum of NINETY-NINE MILLION DOLLARS ($99,000,000.00) on April 3, 2000 (the "Stated Maturity Date"), except to the extent redeemed prior to the Stated Maturity Date, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the outstanding principal amount hereof at an interest rate of 8% per annum from the date of this Note until the principal hereof is paid. Interest shall be due semi-annually and payable hereon on the last Business Day of each March and September. Payment of interest on the last Business Day of such calendar month shall include payment of interest through and including the last day of such calendar month. As used herein, "Business Day" means any day that is not a Saturday or Sunday and that is not a day on which the principal place of business of the Lender is closed or a day on which banking institutions in the City of Boston are generally authorized or obligated by law or executive order to close. All payments shall be made in lawful currency of the United States of America in immediately available funds.

Except as otherwise provided in this paragraph, this Note is not subject to redemption at the option of the Borrower or subject to repayment at the option of the Lender prior to the Stated Maturity Date. This Note may be redeemed in whole (but not in part) at the option of the Borrower on any Business Day before maturity. Notice of the Borrower's option to elect redemption of this Note shall be given to the Lender or holder not less than 30 days before the date which the Borrower fixes for redemption (the "Redemption Date"). On the Redemption Date, the Borrower shall pay the following redemption price (expressed as a percentage of the principal amount hereof) during the 12-month period beginning on April 1 of the year indicated.

               Year                     Redemption Price

               1995                           99.2665%
               1996                           99.1722%
               1997                           99.2028%
               1998                           99.3060%
               1999                          100.0000%

together with interest accured to the Redemption Date.

As used herein, "Event of Default" means any one or more of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administative or governmental body):

     (1)  the Borrower shall fail to pay when due any principal on this Note; or

     (2) the Borrower shall fail to pay any interest on this Note for more than 5 Business Days after the date when due; or

     (3) Liberty Mutual Insurance Company shall at any time and for any reason cease to own and control (either directly or through one or more

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     majority-owned subsidiaries), both legally and beneficially, with full power to vote, more than 50% of the outstanding shares of common stock of the Borrower;

     (4) (a) the Borrower shall commence any case or proceeding seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or similar law, or seeking the appointment of a trustee, receiver, liquidator, custodian or similar official of it or any substantial part of its property, or the Borrower shall make a general assignment for the benefit or creditors or shall generally fail to pay its debts as they become due; of (b) an involuntary case or proceeding shall be commenced against the Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or similar law, or seeking the appointment of a trustee, receiver, liquidator, custodian or similar official of it or any substantial part of its property, and such case or proceeding shall remain undismissed and unstayed for 60 days, or an order for relief shall be entered against the Borrower under any bankruptcy, insolvency or similar law and such order shall remain undismissed and unstayed for 60 days.

If an Event of Default occurs and is continuing, then and in every such case the Lender may declare the principal of this Note, together with accrued interest thereon, to be immediately due and payable, by notice to the Borrower, whereupon such amounts shall become immediately due and payable.

The Borrower may treat the holder of this Note as the absolute onwer hereof for the purpose of receiving payment of, or on account of, the principal and interest due hereon and for all other purposes.

The Borrower hereby waives presentment, demand, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

This Note shall have the effect of an instrument executed under seal and shall be governed by the laws of the Commonwealth of Massachusetts.

                         LIBERTY FINANCIAL COMPANIES, INC.
                         (Borrower)



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